As filed with the Securities and Exchange Commission on June 14, 2002
                                                      Registration No. 333-90398
 -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             -------------------------------------------------------

                                    FORM S-8/A
                          Amendment No. 1 to Form S-8
                              Filed June 13, 2002
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                             DENBURY RESOURCES INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             75-2815171
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

5100 Tennyson Parkway, Suite 3000
          Plano, Texas                                             75024
(Address of principal executive offices)                         (Zip Code)

         --------------------------------------------------------------

                    DENBURY RESOURCES INC. STOCK OPTION PLAN
               DENBURY RESOURCES INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
         --------------------------------------------------------------

         Phil Rykhoek                                          Copy to:
   Chief Financial Officer                                  Donald Brodsky
     Denbury Resources Inc.                                 Deidre Shearer
5100 Tennyson Parkway, Suite 3000                         Jenkens & Gilchrist,
      Plano, Texas 75024                              A Professional Corporation
        (972) 673-2000                                1100 Louisiana, Suite 1800
 (Name, address and telephone number                     Houston, Texas 77002
 including area code of agent for service)                  (713) 951-3300

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed         Proposed
                                      Amount           Maximum          Maximum
      Title of Class of               to be         Offering Price     Aggregate            Amount of
 Securities to be Registered     Registered(1)(2)   per Share(3)(4) Offering Price(3)(4)  Registration Fee
------------------------------  -----------------  ---------------- --------------------  ----------------
Common Stock, $.001 par value       2,100,000            $ 8.71        $ 18,291,000             (5)
==============================  =================  ================ ====================  ================

(1) The securities to be registered are 1,600,000 additional shares reserved for issuance under the Registrant's Stock Option Plan and 500,000 additional shares reserved for issuance under the Registrant's Employee Stock Purchase Plan (collectively the "Plans").
(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3) Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of Common Stock offered hereunder pursuant to the Plans is a weighted average price based on (i) 1,696,548 shares of Common Stock reserved for issuance under the Plans that are not currently subject to outstanding stock options, at a price per share of $9.10, which is the average of the highest and lowest selling price per share of Common Stock by the New York Stock Exchange on June 11, 2002; and (ii) 403,452 shares of Common Stock reserved for issuance under the Stock Option Plan and subject to stock options already granted thereunder and outstanding as of June 13, 2002 at an exercise price of $7.09.
(5)   Previously paid.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



(a)      Exhibits.

          The following documents are filed as a part of this registration statement.

          Exhibit
          Number                Document Description
          ------- ------------------------------------------------------

          5       Revised opinion of Jenkens & Gilchrist, A Professional
                  Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, Texas, on June 14, 2002:

                                           Denbury Resources Inc.

                                        By: /s/ Phil Rykhoek
                                           -------------------------------------
                                           Phil Rykhoek
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY


     Signature                Capacity                                  Date
     ---------                --------                                  ----
/s/ Ronald G. Greene     Chairman of the Board of Directors        June 14, 2002
--------------------
Ronald G. Greene

/s/ Gareth Roberts       President and Chief Executive Officer and June 14, 2002
------------------       Director (Principal Executive Officer)
Gareth Roberts

/s/ Phil Rykhoek         Chief Financial Officer and Secretary     June 14, 2002
----------------         (Principal Financial Officer)
Phil Rykhoek

/s/ Mark C. Allen        Controller and Chief Accounting Officer   June 14, 2002
-----------------        (Principal Accounting Officer)
Mark C. Allen

/s/ David I. Heather     Director                                  June 14, 2002
--------------------
David I. Heather
4
/s/ Wieland F. Wettstein Director                                  June 14, 2002
------------------------
Wieland F. Wettstein

/s/ David B. Miller      Director                                  June 14, 2002
-------------------
David B. Miller


* /s/ Phil Rykhoek                                                 June 14, 2002
-------------------------------
Phil Rykhoek
*Attorney-in-Fact pursuant
to Power of Attorney
contained in original filing
of the Registration Statement.

                                INDEX TO EXHIBITS




 Exhibit
          Number                Document Description
          ------- ------------------------------------------------------

          5       Revised opinion of Jenkens & Gilchrist, A Professional
                  Corporation